UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2009
The TJX Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA	01701
(Address of principal executive offices)	(Zip Code)
(508) 390-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 2, 2009, The TJX Companies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, J.P. Morgan Securities Inc. and RBS Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $375 million aggregate principal amount of 6.950% notes due 2019. The notes will be issued under a supplemental indenture with U.S. Bank National Association, as trustee. The offering of the notes is expected to close on April 7, 2009.
     In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-158360), previously filed with Securities and Exchange Commission, the Company is filing the Underwriting Agreement as Exhibit 1.1 to such Registration Statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement dated as of April 2, 2009 by and among The TJX Companies, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc. and RBS Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

By:	/s/ Jeffrey G. Naylor

Name:	Jeffrey G. Naylor
Title:	Senior Executive Vice President, Chief Financial and Administrative Officer
Date: April 3, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated as of April 2, 2009 by and among The TJX Companies, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc. and RBS Securities Inc., as representatives of the several underwriters named in Schedule I thereto.

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